PLAN OF MERGER
                 OF
                 THE COMPUTER STORE, INC.
                 INTO
                 POMEROY COMPUTER RESOURCES OF SOUTH CAROLINA, INC.

                 OCTOBER 17, 1997

                 This instrument constitutes the Plan of Merger (this
            "Plan") for the merger (the "Merger") of THE COMPUTER STORE, INC., a South Carolina corporation ("CSI"), with and into POMEROY COMPUTER RESOURCES OF SOUTH CAROLINA, INC., a South
            Carolina corporation ("PCRSC").   PCRSC and CSI are
            sometimes hereinafter collectively referred to as the "Constituent Corporations" and singularly as a "Constituent Corporation."

                 RECITALS

                 A. CSI is a corporation duly organized and existing under the laws of the State of South Carolina with authorized capital of 100,000 shares of common stock ("CSI Common Stock"), of which 16,000 shares of CSI Common Stock are issued and outstanding (the "CSI Shares").

                 B. PCRSC is a corporation duly organized and existing under the laws of the State of South Carolina with authorized capital of 1,000 shares of common stock, of which 100 shares are issued and outstanding. PCRSC is a wholly-owned subsidiary of Pomeroy Computer Resources, Inc. ("Parent"), a corporation duly organized and existing under the laws of the State of Delaware. The common stock of Parent is hereafter referred to as "Parent Common Stock."

                 C. This Plan shall be part of that certain definitive Agreement and Plan of Reorganization, dated October 17, 1997, by and among PCRSC, CSI and the shareholders of CSI (the "Merger Agreement"), setting forth the respective rights and obligations of such parties in connection with the adoption and implementation of this Plan. This Plan is made, executed and delivered pursuant to the Merger Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms hereof and thereof, the terms of the Merger Agreement shall be controlling. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement unless the context clearly requires otherwise.

                 D. The Merger shall be implemented as provided herein upon the approval of the Board of Directors of each Constituent Corporation and Parent, and the owners of record of at least the number of the outstanding shares of each

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            Constituent Corporation required by the state corporation
            law applicable to such Constituent Corporation.

                 E. The parties intend that the transactions contemplated hereby will qualify as a forward triangular merger of CSI with and into PCRSC in a reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(D).



                 TERMS OF MERGER

                 1. The Merger. On and subject to the terms and conditions of the Merger Agreement, on the Effective Date
            (as defined in Section 2), CSI shall be merged with and into PCRSC (the "Merger"), the separate corporate existence of
            CSI shall thereupon cease, and PCRSC shall be the surviving corporation in the Merger (the "Surviving Corporation").
            The Surviving Corporation shall, from and after the
            Effective Date, possess all the rights, privileges, powers and franchises of whatsoever nature and description, whether of a public or private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, tangible and intangible, real, personal and mixed, and debts due to either of the Constituent Corporations on whatever account as well as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interests shall be thereafter the property of the Surviving Corporation, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by
            it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding. The foregoing shall not limit the effects of the Merger as set forth in Section 33-11-106 of the South Carolina Business Corporations Act of 1988, as amended (the "Corporations Act").
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                 2.   Effective Date.  At the time of the Closing, PCRSC
            shall cause Articles of Merger (the "Articles of Merger") to be duly executed and filed with the Secretary of State of the State of South Carolina as provided under the Corporations Act. The Merger shall become effective as soon as practicable after the Closing on the time and date specified in the Articles of Merger, and in no event later than four (4) days after the Closing and such time is herein referred to as the "Effective Date".

                 3. Parent Common Stock. Parent shall make available to PCRSC a sufficient number of shares of Parent Common Stock having such characteristics as are necessary to effect the Merger as required herein.

                 4. Conversion and Exchange of Shares. The manner of converting and exchanging shares of the Constituent Corporations participating in the Merger shall be as follows: Each share of CSI common stock issued and outstanding immediately prior to the Effective Date exclusive of shares held in the treasury of CSI, upon the Effective Date, shall, without any action on the part of Parent, PCRSC or any holder of such shares, be converted by the Merger into (a) 1.55319 shares of Parent Common Stock and (b) Forty-three and 749814/1,000,000 Dollars (43.749814)
            in cash. Each holder of a stock certificate or certificates representing outstanding shares of CSI's common stock immediately prior to the Effective Date, upon surrender of such certificate or certificates to the Surviving Corporation after the Effective Date, shall be entitled to receive a stock certificate or certificates representing the number of shares of the Parent Common Stock to which he is entitled. Until so surrendered, each such stock certificate shall, by virtue of the Merger, be deemed, for all purposes, to evidence ownership of such number of shares of the Parent Common Stock to which he is entitled.

                 5. Articles of Incorporation. The Articles of Incorporation of PCRSC in effect immediately prior to the Effective Date shall be and remain the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

                 6. Bylaws. The Bylaws of PCRSC in effect immediately prior to the Effective Date shall be and remain the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

                 7. Directors. The directors of PCRSC immediately prior to the Effective Date shall be and remain the directors of the Surviving Corporation at and as of the Effective Date until their successors shall have been duly

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            elected and appointed and qualified in accordance with the
            Surviving Corporation's Articles of Incorporation and
            Bylaws. The directors of CSI shall cease to be directors of any Constituent Corporation immediately prior to the Effective Date.

                 8. Officers. The officers of PCRSC immediately prior to the Effective Date shall be and remain the officers of the Surviving Corporation at and as of the Effective Date (retaining their respective positions and terms of office) until their successors have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Bylaws. The officers of CSI shall cease to be officers of any Constituent Corporation immediately prior to the Effective Date.

                 9. Subsequent Actions. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, affidavits of corporate name change, bills of sale, assignments, assurances or any other actions or things may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CSI all such deeds, affidavits of corporate name change, bills of sale, assignments and assurances and to take and do, in the name and on behalf of CSI, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Plan.

                 IN WITNESS WHEREOF, the Constituent Corporations have
            executed this Plan of Merger as the parties hereto to be legally binding and effective as of the ____ day of __________, 1997.

            CONSTITUENT CORPORATIONS

            THE COMPUTER STORE, INC.                     POMEROY
            COMPUTER RESOURCES
                                                    OF SOUTH CAROLINA,
            INC.


            By:_____________________________
                 By:_____________________________
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            Title:____________________________
                 Title:____________________________



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